INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE



NUMBER ***

SHARES ***

QORVO, INC.

COMMON STOCK

This Certifies that SPECIMEN is the owner of

*************** (******) Shares of the Capital Stock of

Qorvo, Inc., $0.0001 par value per share,

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at

this ______ day of ______ A.D. 20__

Secretary

President

Shares $0.0001 par value Each.

©GOES N1

CERTIFICATE

FOR

*****

SHARES

OF THE

Capital Stock

Qorvo, Inc.

ISSUED TO

DATED

For Value Received, ______ hereby sell, assign and transfer unto ______ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20__

In presence of ______

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.